UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 April 27, 2006

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                                287 BOWMAN AVENUE
                                    2ND FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                  914-510-9400
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided in Item 2.03 below is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 27, 2006, MVC Capital, Inc. (the "FUND") and MVC Financial Services Inc., as co-borrower entered into a new four-year, $100 million revolving credit facility (the "CREDIT FACILITY") with Guggenheim Corporate Funding, LLC ("GUGGENHEIM") as administrative agent to the lenders. On April 27, 2006, the Fund borrowed $45 million under the Credit Facility. The proceeds from borrowings made under the Credit Facility are expected to be used to fund new and existing portfolio investments, pay fees and expenses related to the financing and for general corporate purposes. The Credit Facility will expire on April 27, 2010, at which time all outstanding amounts under the Credit Facility will be due and payable.

Borrowings under the Credit Facility will bear interest, at the Fund's option, at a floating rate equal to either (i) the LIBOR rate (for one, two, three or six months), plus a spread of 2.00% per annum, or (ii) the Prime rate in effect from time to time, plus a spread of 1.00% per annum. Borrowings under the Credit Facility will be secured amongst other things by cash, cash equivalents, debt investments, accounts receivable, equipment, instruments, general intangibles, the capital stock of MVC Financial Services, Inc. and any proceeds from all the aforementioned items as well as all other property except for the Fund's current and future equity investments in portfolio companies.

The Credit Facility contains customary representations and warranties and affirmative and negative covenants. The Credit Facility contains customary events of default, including (without limitation): nonpayment of principal, interest, fees or other amounts after a stated grace period; inaccuracy of material representations and warranties; material changes in business conduct; change of control; violations of covenants, subject in certain cases to stated cure periods; certain bankruptcies and liquidations; and attachment or seizures of a material part of the Fund's assets that are not stayed or dismissed within a stated cure period.

If an event of default occurs and is continuing, the Fund may be required to repay all amounts outstanding under the Credit Facility.

The Fund has also entered into a Deposit Account Control Agreement with Guggenheim through US Bank National Association, the Fund's custodian, with respect to certain of the collateral pledged to secure the Credit Facility.

In addition, the Fund has entered into a Guarantee and Pledge Agreement with Guggenheim pursuant to which the Fund has pledged its debt investments as collateral for any borrowings made by the Fund pursuant to the Credit Agreement, as well as other property but excluding the Fund's current and future equity investments in portfolio companies. Guggenheim has the typical rights and remedies of a secured lender under the Uniform Commercial Code including the right to foreclose on the collateral pledged by the Fund.

ITEM 8.01.  OTHER EVENTS.

As part of its regular quarter-end review, the Fund's Valuation Committee has determined to increase the fair values of the Fund's investments in the following four portfolio companies by an aggregate amount of approximately $10.78 million or $.56 per share: Baltic Motors Corporation, Dakota Growers Pasta Company, Ohio Medical Corporation and ProcessClaims, Inc.

At the end of the Fund's second quarter of fiscal 2006, the Fund's net asset value per share was $11.40.












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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ MICHAEL TOKARZ
    ------------------
       Michael Tokarz
       Chairman


Dated:  May 1, 2006